Exhibit 5.1

HAUZEN LLP

浩宸律師行有限法律責任合夥

in association with

AnJie Broad Law Firm LLP

北京安杰世澤律師事務所有限法律責任合夥

Suite 4102 Tower One Lippo Centre

89 Queensway, Admiralty, Hong Kong

Fax 傳真 +852 2150 2901

Tel 電話 +852 2150 2900

STRICTLY CONFIDENTIAL

2 March 2026	Our Ref: 2021195/HZ/NS

JX Luxventure Group Inc.

c/o- Bin Hai Da Dao No. 270

Lang Qin Wan Guo Ji Du Jia Cun Zong He Lou

Xiu Ying District

Haikou City, Hainan Province 570100

People’s Republic of China

Dear Sirs,

Registration Statement on Form S-8 of JX Luxventure Group Inc.

We have acted as special Marshall Islands counsel to JX Luxventure Group Inc. (the “Company”), a non-resident domestic corporation incorporated in the Republic of the Marshall Islands (“Marshall Islands”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, with respect to the remaining two million two hundred fifty thousand (2,250,000) shares of the Company’s common stock, par value U$0.0001 per share (the “Shares”), issuable pursuant to the Company’s 2026 Equity Incentive Plan (the “2026 Plan”). This opinion is being furnished at the Company’s request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the issuance of the Shares.

In rendering the opinion hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, the 2026 Plan, the Amended and Restated Articles of Incorporation of the Company, as amended, the Restated By-Laws of the Company, and corporate minutes of the Company as we have deemed necessary and appropriate for the purpose of this opinion. We have assumed that there are no agreements or understandings between or among the Company and any participants in the 2026 Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of any participants thereunder. We have further assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Partners: Basil Hwang | Nigel Binnersley | Greg Heaton | Jay Lee | Nickolas Sam | Caroline Thomas

Of Counsel: Julian So | Perline Ko

Registered Foreign Lawyers: An Shouzhi | CJ Wysocki | David Fung | Jiang Yading | Tang Jiafeng

Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the 2026 Plan and assuming that the individual issuances, grants or awards under the 2026 Plan are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised and paid for, for consideration at least equal to the par value thereof, in accordance with the requirements of law and the 2026 Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the offer and sale of the Shares shall have been duly authorized and, when and to the extent that the Shares are issued in accordance with the foregoing, such Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the Business Corporations Act of the Marshall Islands.

This opinion is to and for the benefit solely of the addressee and may not be relied upon by any other person for any purpose.

This opinion is given by Hauzen LLP and no partner or employee assumes any personal responsibility for it nor shall owe any duty of care in respect of it.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Yours faithfully

/s/ Hauzen LLP
HAUZEN LLP